UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

VELODYNE LIDAR, INC.
(Name of Registrant as Specified in Its Charter)

DAVID S. HALL MARTA THOMA HALL ERIC SINGER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

David S. Hall, together with the other participants named herein, intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his director nominee at the 2021 annual meeting of stockholders of Velodyne Lidar, Inc., a Delaware corporation (the “Company”).

On March 10, 2021, Mr. Hall issued the following press release and public letter to the Board of Directors the Company:

David Hall, Founder of Velodyne Lidar, Sends Letter to the Company’s Board of Directors

Sets the Record Straight on the Reasoning Behind his Resignation from the Board

Believes the Board is Fostering an Anti-Stockholder Culture That is Resulting in Insular Corporate Governance and Troubling Underperformance

Contends Adding a Credible and Independently-Minded Director to the Board Will Help Fix the Issues Plaguing Velodyne Lidar

SAN JOSE, Calif.—MARCH 10, 2021—(BUSINESS WIRE)—David Hall, the beneficial owner of approximately 98,506,156 shares or 54.7% of the outstanding common stock of Velodyne Lidar, Inc. (NASDAQ: VLDR) (“Velodyne Lidar” or the “Company"), today issued the following letter to the Company’s Board of Directors (the “Board”) regarding his decision to resign from the Board. In the letter sent yesterday, Mr. Hall directly refutes statements made in Velodyne Lidar’s recent Form 8-K filing. The full text of the letter is included below.

***

March 9, 2021

Velodyne Lidar, Inc.

5521 Hellyer Avenue

San Jose, CA 95138

Attn: Board of Directors

Dear Velodyne Lidar Board of Directors (the “Board”):

I am writing to you today to directly refute the statements regarding my resignation from the Board included in Velodyne Lidar’s (the “Company”) recent Form 8-K filing. These statements do not accurately depict why I resigned and instead focus on the Company’s decision to publicly censure Marta Hall and I based on unfounded claims which we strongly refute.

To be completely clear: I chose to resign from the Board because I had numerous concerns about the strategic direction and current leadership of Velodyne Lidar.

As the founder and former Chief Executive Officer of Velodyne Lidar, I oversaw years of growth and success that ultimately laid the groundwork for the Company to go public via a merger with a special purpose acquisition company (“SPAC”) in 2020. Despite serving as the Executive Chairman of the Board following Velodyne Lidar’s successful SPAC merger, it became quickly apparent to me that Jim Graf and Michael Dee – joint founders of the SPAC – wanted to curtail my involvement in the quality and selection of products being developed, the contracts negotiated and integrity of the Company’s business moving forward. These actions, in my view, emboldened Chief Executive Officer Anand Gopalan to disregard my views.

I firmly believe that the Board has fostered an anti-stockholder culture and that Velodyne Lidar’s corporate governance is broken. Perhaps most unsettling was the Board’s decision to rubberstamp an increased compensation package for Mr. Gopalan despite the Company releasing weak Q4 2020 earnings and missing year end forecasts.

The Board also recently attempted to manipulate the Company’s corporate machinery by transitioning Christopher Thomas from a Class I director to a Class II director in an apparent move to avoid having him stand for re-election against my nomination of Eric Singer, a highly-qualified director candidate with significant public board experience.

As a whole, I believe the status quo in Velodyne Lidar’s boardroom is unacceptable. The Board lacks prior public company experience, seems to prioritize its own self-interests over stockholders and has overseen the destruction of significant stockholder value.

It was in light of these serious concerns – as well as the Board’s complete disregard for my decades of experience and input – that made me come to the difficult decision of submitting my resignation last week. Unfortunately, the Board as currently constituted appears to have no respect for the principles, values and culture that I spent years building at Velodyne Lidar. My wife, Marta Hall, will remain on the Board and continue to perform her fiduciary duties to best serve all Velodyne Lidar stockholders.

Sincerely,

David Hall

Founder of Velodyne Lidar, Inc.

***

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

David S. Hall, together with the other participants named herein, intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of his director nominee at the 2021 annual meeting of stockholders of Velodyne Lidar, Inc., a Delaware corporation (the “Company”).

MR. HALL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be David S. Hall, Marta Thoma Hall and Eric Singer.

As of the date hereof, Mr. Hall may be deemed to beneficially own 98,506,156 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, consisting of (i) 59,770,524 shares of Common Stock beneficially owned directly, (ii) 96,397 shares of Common Stock underlying certain restricted stock units (“RSUs”) that have vested or will fully vest within 60 days of the date hereof, and (iii) 38,639,235 shares of Common Stock held by other stockholders of the Company over which, except under limited circumstances, Mr. Hall holds an irrevocable voting proxy. As of the date hereof, Mrs. Hall may be deemed to beneficially own 6,282,424 shares of Common Stock, consisting of (i) 5,935,865 shares of Common Stock beneficially owned directly, all of which are subject to an irrevocable voting proxy granted to Mr. Hall, and (ii) 346,559 shares of Common Stock underlying certain RSUs which have vested or will fully vest within 60 days of the date hereof. As of the date hereof, Mr. Singer does not own, beneficially or of record, any securities of the Company.

***

Contacts

Profile

Greg Marose / Charlotte Kiaie, 347-343-2999

gmarose@profileadvisors.com / ckiaie@profileadvisors.com